AMENDMENT, CONSENT AND WAIVER NO. 5


        THIS AMENDMENT, CONSENT AND WAIVER NO. 5 dated as of February 23, 1999 (the "Amendment") relating to the Credit Agreement referenced below, by and among TULTEX CORPORATION, a Virginia corporation (the "Borrower"), the Guarantors and Banks identified therein, and NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent"). Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

        WHEREAS, a $187 million credit facility has been extended to Tultex Corporation pursuant to the terms of that Credit Agreement dated as of May 15, 1997 (as amended and modified the "Credit Agreement") among Tultex Corporation, the Guarantors and Banks identified therein, Corestates Bank, N.A. and First Union National Bank of Virginia, as co-agents and NationsBank, N.A., as Administrative Agent;

        WHEREAS, the credit facility was permanently reduced to $87.5 million pursuant to Amendment No. 4 dated November 13, 1998;

        WHEREAS, the Borrower has requested certain modifications under of the Credit Agreement;

        WHEREAS, such modification and waiver requires the consent of the Required Banks;

        WHEREAS, the Required Banks have consented to the requested modifications and waiver on the terms and conditions set forth herein;

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Credit Agreement is amended and modified in the following respects:

               1.1 The proviso of the first sentence of Section 2.1 is amended to read as follows:

               ; provided, however, (i) with regard to the Banks collectively, the amount of Committed Revolving Loans outstanding shall not at any time exceed EIGHTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($87,500,000) in the aggregate (as such aggregate maximum amount may be reduced from time to time as hereinafter provided, the "Revolving Committed Amount"), provided that the Obligations outstanding hereunder shall not, without the prior written consent of the Required Lenders, at any date specified below exceed the amounts shown below (on any day, the lesser of the Revolving Committed Amount or the amounts shown below hereafter shall be referred to as the "Available Revolving Committed Amount"):
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                   on the                              on the
           Last Business Day of                Last Business Day of
              the Fiscal Month                   the Fiscal Month
             ending on the date                 ending on the date
               shown below                          shown below
               -----------                          -----------
           February 2, 1999   $57,800,000     September 4, 1999    $87,500,000
           March 6, 1999      $56,800,000     October 2, 1999      $74,600,000
           April 3, 1999      $55,800,000     November 6, 1999     $70,100,000
           May 8, 1999        $44,800,000     December 4, 1999     $53,300,000
           June 5, 1999       $56,900,000     January 1, 2000      $29,100,000
           July 3, 1999       $62,600,000     Thereafter           the Revolving
           August 7, 1999     $82,900,000                     Committed Amount

        and (ii) with regard to each Bank individually, each such Bank's pro rata share of outstanding Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall not any time exceed such Bank's pro rata share of the aggregate Available Revolving Committed Amount; and provided, further, that notwithstanding anything herein to the contrary, the sum of Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the aggregate Available Revolving Committed Amount.

               1.2 A new subsection (l) is added to the Events of Default enumerated in Section 8.01 to read as follows:

               (l) Refinancing. The occurrence of either (i) failure to refinance the loans and obligations hereunder in full by April 3, 1999 with the proceeds of the initial advance under the senior secured credit facility described in that Proposal Letter dated as of January 29, 1999 (the "Refinancing Proposal Letter") between NationsBank, N.A. (Bank of America Business Credit Division) and the Borrower, or (ii) earlier termination of the Refinancing Proposal Letter.

        2. By consent of the Required Banks the following waivers are given, subject to the terms and conditions provided:

               (i) waiver of any Default or Event of Default which existed or may have existed on account of the Borrower's failure to reduce outstanding Obligations below the applicable Available Revolving Committed Amount limits as of the last day of the fiscal months ending January 2, 1998 ($57,800,000) and February 6, 1999 ($50,500,000);

               (ii) so long as the Refinancing Proposal Letter shall be in force and effect and shall not have terminated or expired, waiver of any Defaults or Events of Default which existed or may have existed at the end of the Borrower's fourth fiscal quarter of 1998 (January 2, 1999) solely on account of noncompliance with the Consolidated Tangible Net Worth covenant in Section 6.11(a), the Fixed Charges Coverage Ratio in
        Section 6.11(c), or the Consolidated Leverage Ratio in Section 6.11(e). This waiver does not extend to any subsequent periods, as to which the foregoing financial covenants shall be in full force and effect as provided in Section 6.11 (c) and (d), respectively, of the Credit Agreement.

        3. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default presently exists under the Credit Agreement.

        4. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

               (a) receipt by the Administrative Agent of copies of this Amendment executed by the Credit Parties and Required Lenders;

               (b) receipt by the Administrative Agent of corporate resolutions and legal opinions relating to this Amendment in form and substance satisfactory to the Administrative Agent and Required Lenders; and

               (c) receipt by the Administrative Agent of an amendment fee of $150,000 for the ratable benefit of the Lenders approving this Amendment.

        5. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

        6. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

        7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

        8. This Amendment, as the Credit Agreement, shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the Commonwealth of Virginia.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                    TULTEX CORPORATION,
                             a Virginia Corporation

                             By:___________________________________

                             Title:

GUARANTORS:

                             DOMINION STORES, INC.,
                             a Virginia corporation

                             By:___________________________________

                             Title:

                             LOGOATHLETIC, INC.,
                             a Virginia corporation

                             By:___________________________________

                             Title:

                             LOGOATHLETIC HEADWEAR, INC.,
                             a Massachusetts corporation

                             By:___________________________________

                             Title:

                             CALIFORNIA SHIRT SALES, INC.

                             By: ___________________________________

                             Title:

BANKS:

                             NATIONSBANK, N.A.,
                             individually in its capacity as a Bank
                             and in its capacity as Administrative Agent

                             By:___________________________________

                             Title:

                             FIRST UNION NATIONAL BANK ,
                             individually in its capacity as a Bank
                             and in its capacity as a Co-Agent

                             By:___________________________________

                             Title:

                             BANK OF TOKYO - MITSUBISHI TRUST COMPANY

                             By: ___________________________________

                             Title:

                             THE FIRST NATIONAL BANK OF CHICAGO

                             By: ___________________________________

                             Title:

                             PNC BANK, NATIONAL ASSOCIATION

                             By: ___________________________________

                             Title:

                             MORGAN GUARANTY TRUST COMPANY OF
                               NEW YORK

                             By: ___________________________________

                             Title: